                                                                 EXHIBIT 4.10
                                                              [EXECUTION COPY]



                    AMENDMENT NO. 1 TO WFN CREDIT AGREEMENT



     AMENDMENT dated as of April 28, 1994 to the Credit Agreement dated as of December 4, 1992 (the "Agreement") among WORLD FINANCIAL NETWORK NATIONAL BANK (the "Borrower"), THE LIMITED, INC. (the "Company"), the BANKS party thereto (the "Banks") and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent (the "Agent").


                             W I T N E S S E T H :


     WHEREAS, the parties hereto desire to amend the Agreement to increase the aggregate amount of the commitments thereunder from $280,000,000 to $350,000,000, to change the tenor of the facility and to make other changes as set forth below;

     NOW, THEREFORE, the parties hereto agree as follows:

     SECTION 1.  Definitions; References.  Unless otherwise specifically defined
                 -----------------------
herein, each term used herein which is defined in the Agreement has the meaning assigned to such term in the Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Agreement shall, after this Amendment becomes effective, refer to the Agreement as amended hereby.

     SECTION 2.  Changes to Commitments.  The commitment amounts set forth
                 ----------------------
opposite the names of the Banks on the signature pages of the Agreement are changed to the respective amounts set forth opposite their names on the signature pages hereof.

     SECTION 3.  Amendment to Section 1.1 of the Agreement.  (a) The following
                 -----------------------------------------
definitions in Section 1.1 are amended to read as follows:

          "CD Margin" means (i) during any period that the Company has a High Company Rating, .225 of 1% per annum, (ii) during any period that the Company has an Adequate Company Rating, .275 of 1% per annum, and (iii) during any period that the Company has neither a High Company Rating nor an Adequate Company Rating, .275 of 1% per annum.

          "Euro-Dollar Margin" means (i) during any period that the Company has a High Company Rating, .10 of 1% per annum, (ii) during any period that the Company has an Adequate Company Rating, .15 of 1% per annum, and
     (iii) during any period that the Company has neither a High Company Rating nor an Adequate Company Rating, .15 of 1% per annum.

          (b) The definition of "$560,000,000 Credit Agreement" in Section 1.1 is amended to read as follows:

          "TLI Credit Agreement" means the $900,000,000 Credit Agreement as amended from time to time.

          (c) Each reference in the Agreement to the $560,000,000 Credit Agreement is amended to refer to the TLI Credit Agreement.

          SECTION 4.  Amendment of Section 2.1.3 of the Agreement.  (a) Section
                      -------------------------------------------
2.1.3 is amended to read in its entirety as follows:

          2.1.3. For the purposes of this Agreement, the "Termination Date" shall be December 4, 1999; provided, however, that on December 4, 1996 (the "Extension Date"), the Termination Date may be extended an additional two years (i.e., from December 4, 1999 to December 4, 2001) if at least 60 days
            ---
     before the Extension Date, the Borrower has given written notice to the Agent requesting the extension of the Termination Date, unless at least 30 days before the Extension Date the Agent (after having delivered a notice substantially in the form of Exhibit I hereto to each Bank and received a written request from any Bank that the Termination Date not be extended) delivers written notice to the Borrower that the Termination Date is not to be so extended. The Borrower shall have the right, within such thirty-day period, to replace any Bank which has requested that the Termination Date not be extended in the same manner as the Borrower may replace a Certificate Bank pursuant to Section 2.9.5, and in the event the Borrower so replaces each Bank making such request, the Termination Date shall then be extended as provided in the preceding sentence. Upon receipt of any notice from the Borrower pursuant to this Section 2.1.3, the Agent shall promptly notify each Bank thereof.

          (b) Exhibit I to the Agreement is replaced by the document identified as Exhibit I and attached hereto.

          SECTION 5.  Amendment of Section 2.8.1 of the Agreement.  Section
                      -------------------------------------------
2.8.1 is amended to read in its entirety as follows:

               2.8.1. (a) For each day when the Company has neither a High Company Rating nor an Adequate Company Rating, the Borrower shall pay to the Agent, for the accounts of the Banks ratably in proportion to their Commitments, a commitment fee at the rate of .05 of 1% per annum on the amount by which the aggregate amount of the Commitments exceeds the aggregate outstanding principal amount of all Loans. Such commitment fee shall be calculated for each such day from and including April 28, 1994 to but excluding the Termination Date and shall be payable quarterly in arrears on each March 31, June 30, September 30 and December 31 prior to the Termination Date and on the Termination Date upon receipt of a statement from the Agent calculating the amount thereof.

               (b) On June 30, 1994 the Borrower shall pay to the Agent, for the accounts of the Banks ratably in proportion to their Commitments, the commitment fee accrued for the period from March 31, 1994 to but excluding April 28, 1994 under the provisions of this Section 2.8.1 as in effect during such period.

          SECTION 6.  Amendment of Section 4.4.2 of the Agreement.  Section
                      -------------------------------------------
4.4.2 is amended by changing "Effective Date" to "April 28, 1994".

          SECTION 7.  Governing Law.  This Amendment shall be governed by and
                      -------------
construed in accordance with the laws of the State of New York.

          SECTION 8.  Effectiveness.  This Amendment shall become effective upon
                      -------------
the date of satisfaction of the following conditions:

          8.1.1. the Agent shall have received duly executed counterparts of this Amendment signed by each of the parties listed on the signature pages hereof (or, in the case of any party as to which an executed counterpart shall not have been received, the Agent shall have received telegraphic, telex or other written confirmation from such party of execution of a counterpart by such party);

          8.1.2. the Agent shall have received opinions of Cleary, Gottlieb, Steen & Hamilton, special counsel for the Borrower and the Company, and Samuel Fried, Esq., General Counsel of the Borrower and the Company, substantially in the forms of Exhibits A and B hereto, respectively, and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

          8.1.3. the Agent shall have received a certificate signed by the chief financial officer or the treasurer of the Company, to the effect that (i) the representations and warranties of the Company and the Borrower contained in Sections 4 and 11 of the Agreement are true on and as of the date of such certificate and (ii) immediately after giving effect to this Agreement, no Default shall have occurred and be continuing;

          8.1.4. the Agent shall have received all documents it may reasonably request relating to the existence of the Borrower and the Company, the corporate authority for and the validity of this Amendment and the Agreement as amended hereby and any other matters relevant hereto, all in form and substance satisfactory to the Agent; and

          8.1.5. Amendment No. 2 to the TLI Credit Agreement (as defined in the Agreement as amended hereby) shall become effective concurrently with the effectiveness of this Amendment.

The opinions and certificate referred to in clauses 8.1.2 and 8.1.3 above shall be dated the date of effectiveness of this Amendment.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.


                            WORLD FINANCIAL NETWORK
                              NATIONAL BANK


                            By:  _______________________________
                                 Title:
                                 4590 East Broad Street
                                 Whitehall, Ohio 43213

                            Notices to:

                                 The Limited, Inc.
                                 Three Limited Parkway
                                 P.O. Box 16000
                                 Columbus, Ohio 43216
                                 Telecopy number:  614-479-7060
                                 Telephone number: 614-479-7033
                                 Attn:  Patrick Hectorne
                                         Treasurer



                            THE LIMITED, INC.


                            By:  _______________________________
                                 Title:

                                 Three Limited Parkway
                                 P.O. Box 16000
                                 Columbus, Ohio 43216
                                 Telecopy number:  614-479-7060
                                 Telephone number: 614-479-7033
                                 Attn:  Patrick Hectorne
                                         Treasurer

                            With a copy to:

                                 Kenneth B. Gilman
                                    Vice Chairman and
                                    Chief Financial Officer
                                 Telecopy number:  614-479-7225

Commitments
- -----------


$18,750,000                 MORGAN GUARANTY TRUST COMPANY
                              OF NEW YORK


                            By:  ________________________________
                                 Title:



$18,750,000                 J.P. MORGAN DELAWARE


                            By: ________________________________
                                 Title:



$33,750,000                 CITIBANK, N.A.


                            By: ________________________________
                                 Title:



$28,750,000                 BANK OF AMERICA NATIONAL TRUST
                               AND SAVINGS ASSOCIATION


                            By:  ______________________________
                                 Title:



$25,000,000                 THE FIRST NATIONAL BANK
                              OF CHICAGO


                            By:  ______________________________
                                 Title:

Commitments
- -----------


$25,000,000                 THE HONG KONG AND SHANGHAI BANKING
                              CORPORATION LIMITED


                            By:  _______________________________
                                 Title:



$25,000,000                 MELLON BANK, N.A.


                            By:  _______________________________
                                 Title:



$18,750,000                 THE BANK OF NEW YORK


                            By:  ________________________________
                                 Title:



$18,750,000                 BANK ONE, COLUMBUS, NA


                            By:  ______________________________
                                 Title:



$18,750,000                 THE CHASE MANHATTAN BANK
                              NATIONAL ASSOCIATION


                            By:  ________________________________
                                 Title:



$18,750,000                 CHEMICAL BANK


                            By:  ________________________________
                                 Title:

Commitments
- -----------




$18,750,000                 CREDIT SUISSE


                            By:  ________________________________
                                 Title:


                            By:  ________________________________
                                 Title:



$18,750,000                 DEUTSCHE BANK AG, NEW YORK AND/OR
                              CAYMAN ISLANDS BRANCHES


                            By:  ______________________________
                                 Title:


                            By:  ______________________________
                                 Title:



$18,750,000                 NATIONSBANK OF NORTH CAROLINA, N.A.


                            By:  ________________________________
                                 Title:


                            By:  ________________________________
                                 Title:



$18,750,000                 UNION BANK OF SWITZERLAND


                            By:  ______________________________
                                 Title:

Commitments
- -----------


$12,500,000                 THE BANK OF NOVA SCOTIA


                            By:  ______________________________
                                 Title:



$12,500,000                 NATIONAL CITY BANK, COLUMBUS


                            By:  _______________________________
                                 Title:


Total Commitments

$350,000,000
============

                                                                       EXHIBIT A
                                                                       ---------



                                   Opinion of
                       Cleary, Gottlieb, Steen & Hamilton
                        Special Counsel for the Company



                                                                [Effective Date]



  To the Banks and the Agent
    Referred to Below
  c/o Morgan Guaranty Trust Company
    of New York, as Agent
  60 Wall Street
  New York, New York  10260

  Ladies and Gentlemen:

            We have acted as counsel for The Limited, Inc., a Delaware corporation (the "Company"), and World Financial Network National Bank, a national banking association (the "Borrower" and, together with the Company, the "Obligors"), in connection with the preparation of Amendment No. 1 dated as of April 28, 1994 ("Amendment No. 1") to the Credit Agreement dated as of December 4, 1992 (the "Agreement") among the Borrower, the Company, the Banks party thereto and Morgan Guaranty Trust Company of New York, as Agent (the
  "Agent").   This letter is furnished pursuant to Section 8.1.2 of Amendment
  No. 1. Capitalized terms used herein have the meanings set forth in the Agreement unless the context otherwise requires.

            In arriving at the opinions expressed below, we have examined and relied on originals or copies certified or otherwise identified to our satisfaction of the certificate of incorporation and bylaws of the Company, the articles of association and bylaws of the Borrower, the Agreement, Amendment No. 1 and all such corporate records of the Obligors and such other instruments, certificates and representations of public officials, officers and representatives of the Obligors and such other persons, and have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

            In addition, we have assumed, and have not verified, that the signatures on all the documents which we have examined are genuine, and that each of the Agreement and Amendment No. 1 has been duly authorized, executed and delivered by, and constitutes a legal, valid, binding and enforceable obligation of, each of the parties thereto other than the Obligors. We have also assumed the authenticity of all documents submitted to us as originals and the conformity to the original documents of all documents submitted to us as copies.

            We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

            Based upon and subject to the foregoing, it is our opinion that:

            1. The Borrower is a national banking association validly existing in good standing under the laws of the United States of America and has all necessary corporate power and authority to execute, deliver and perform its obligations under Amendment No. 1 and the Agreement as amended thereby. The Borrower is an "insured depository institution" under the provisions of Section 4(a) of the FDIA, 12 U.S.C. Section 1814(a).

            2. The execution, delivery and performance by each of the Obligors of Amendment No. 1 and the Agreement as amended thereby (i) are within such Obligor's corporate power, (ii) have been duly authorized by all necessary corporate action, (iii) require no action by or in respect of, or filing with, any governmental body, agency or official of the State of New York or the United States of America (except for possible periodic reports filed with the Securities and Exchange Commission), and (iv) do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or bylaws of the Company or of the articles of association or bylaws of the Borrower.

            3. Each of Amendment No. 1 and the Agreement as amended thereby constitutes a valid, binding and enforceable agreement of each of the Obligors, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

            4. The Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

            We are furnishing this opinion letter to you solely for your benefit. This opinion letter may not be relied upon by you for any other purpose or relied upon by any other person without our prior written consent.

                            Very truly yours,

                            CLEARY, GOTTLIEB, STEEN & HAMILTON



                            By:________________________________
                               Robert L. Tortoriello, a Partner

                                                                       EXHIBIT B
                                                                       ---------


                                   Opinion of
                               Samuel Fried, Esq.
                         General Counsel to the Company



                                                                [Effective Date]



  To the Banks and the Agent
    Referred to Below
  c/o Morgan Guaranty Trust Company
    of New York, as Agent
  60 Wall Street
  New York, New York  10260

  Ladies and Gentlemen:

            This opinion is furnished to you pursuant to Section 8.1.2 of Amendment No. 1 dated as of April 28, 1994 ("Amendment No. 1") to the Credit Agreement dated as of December 4, 1992 (the "Agreement") among World Financial Network National Bank, a national banking association (the "Borrower"), The Limited, Inc., a Delaware corporation (the "Company" and, together with the Borrower, the "Obligors"), the Banks listed on the signature pages thereof and Morgan Guaranty Trust Company of New York (the "Agent"). Capitalized terms used herein have the meanings set forth in the Agreement unless the context otherwise requires.

            In arriving at the opinions expressed below, I have examined and relied on originals or copies, certified or otherwise identified to my satisfaction, of the certificate of incorporation and bylaws of the Company, the articles of association and bylaws of the Borrower, the Agreement, Amendment No. 1, and all such corporate records of the Obligors, such other instruments, certificates and representations of public officials, officers and representatives of the Obligors and such other persons, and have made such investigations of law, as I have deemed appropriate as a basis for the opinions expressed below.

            In addition, I have assumed, and have not verified, that the signatures on all the documents which I have examined are genuine, and that each of the Agreement and Amendment No. 1 has been duly authorized, executed and delivered by, and constitutes a legal, valid, binding and enforceable agreement of, each of the parties thereto other than the Obligors. I have also assumed the authenticity of all documents submitted to me as originals and the conformity to the original documents of all documents submitted to me as copies.

           Based on the foregoing and subject to the qualifications stated herein, I am of the opinion that:

          (a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power to own and operate its properties and to carry on its business as presently conducted.

          (b) The execution, delivery and performance by each of the Obligors of Amendment No. 1 and the Agreement as amended thereby (i) are within such Obligor's corporate power, (ii) have been duly authorized by all necessary corporate action, (iii) require no action by or in respect of, or filing with, any governmental body, agency or official (except for possible periodic reports filed with the Securities and Exchange Commission or banking agencies), and (iv) do not contravene, or constitute a default under, (A) any provision of applicable law or regulation or of the certificate of incorporation or bylaws of the Company or of the articles of association or bylaws of the Borrower or (B) to my knowledge, any agreement, judgment, injunction, order, decree or other instrument binding upon either of the Obligors, or result in the creation or imposition of any Lien under any agreement known to me on any asset of the Company or any of its Subsidiaries.

          (c) Each of Amendment No. 1 and the Agreement as amended thereby constitutes a valid, binding and enforceable agreement of each of the Obligors.

          (d) To my knowledge, there is no action, suit or proceeding pending or threatened against the Company or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official, in which there is a reasonable possibility of an adverse decision which will materially adversely affect the business or the consolidated financial position of the Company and its Consolidated Subsidiaries considered as a whole, or which in any manner draws into question the validity of Amendment No. 1 or the Agreement as amended thereby.

          (e) The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

  My opinion is subject to the following qualifications and limitations:

          (1) The enforceability of Amendment No. 1 and the Agreement as amended thereby may be limited by any applicable bankruptcy, insolvency and similar laws affecting the enforcement of creditors' rights generally and the application by a court of equitable principles.

          (2) I express no opinion as to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware and the federal laws of the United States of America. Insofar as the opinions expressed herein involve matters of New York law, I have relied with your permission entirely on the opinion of even date herewith furnished to you by Cleary, Gottlieb, Steen & Hamilton.

          (3) The opinions set forth herein are expressed as of the date hereof and I disclaim any undertaking to advise you of any change which may subsequently be brought to my attention in the facts and legal conclusions upon which such opinions are based.

  This opinion letter is furnished by me as counsel to the Obligors and is solely for your benefit. This opinion letter may not be relied upon by you for any other purpose or relied upon by any other person without my prior written consent.


                            Very truly yours,

                                                                       EXHIBIT I
                                                                       ---------



                      Form of Notice of Request to Extend



                                                 [Date]


  To:     [Name of Bank]

  From:           Morgan Guaranty Trust Company of New York (the "Agent")

  Re: Credit Agreement dated as of December 4, 1992, as amended (the "Credit Agreement") among World Financial Network National Bank (the "Borrower"), The Limited, Inc., the Banks party thereto and the Agent.


          Pursuant to Section 2.1.3 of the Credit Agreement, the Borrower has requested an extension of the Termination Date (as defined therein) of the Credit Agreement from December 4, 1999 to December 4, 2001.

          If you elect so to extend the Termination Date, no further action on your part is required.

          If you elect not so to extend the Termination Date, please notify the Agent in writing (which may be by bank wire, telex, telecopy or similar writing) at its address, telecopy number or telex number set forth below no later than _______ __, 1996:

          Morgan Guaranty Trust Company of New York
          60 Wall Street
          New York, New York 10260
            Telex Number/Answerback:
            177615/MGTUI
          Telecopy Number:
          Attn: Deborah Brodheim